Exhibit 3.47

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ECP UPTOWN COMPUS HOLDINGS LLC”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2018, AT 8:17 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7157101 8100 SR# 20187728742	Authentication: 203936987 Date: 11-20-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:17 AM 11/20/2018 FILED 08:17 AM 11/20/2018 SR 20187728742 — File Number 7157101

CERTIFICATE OF FORMATION
OF
ECP UPTOWN CAMPUS HOLDINGS LLC

First:                                                                 The name of the limited liability company is:  ECP Uptown Campus Holdings LLC

Second:                                                    The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, zip code 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 20th day of November, 2018.

/s/ Debbie Reyes
Debbie Reyes
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 10:43 AM 10/2212018 FILED 10:43 AM 10/22)2018 SR 20187244387 - File Number 4942916